VPR Brands Announces Record Third Quarter Revenues

MIAMI, Florida, November 22, 2016 (Globe Newswire) – VPR Brands, LP (OTC Pink: VPRB) announces record third quarter revenues, with revenues of $608,354 which represent an 889% increase over the second quarter 2016 revenues. The significant increase in revenues can be attributed to our July 29th acquisition of the wholesale division business and brands of Vapor Corp. (OTC Pink: VPCO). The acquisition allowed us to record revenues for two months in the third quarter.

We recorded a net loss of $121,583 for the third quarter, primarily attributable to transition and implementation expenses and legal and accounting expenses that are one time in nature and directly related to the acquisition.

Kevin Frija, Chief Executive Officer of VPR Brands, said, "I am very pleased with the successful integration and consolidation of business operations so far. We have worked diligently and have stabilized sales, which were in rapid decline quarter over quarter, as well as month over month, prior to the acquisition. Our team has identified and evaluated the core strengths and weaknesses of operations and will focus on exploiting the strengths. We have also started building by leveraging the experience of our staff, developing great products for our portfolio, and further aligning with key customers to extend our outreach."

Although our sales are not segregated by brand or product category, our primary revenue source is from vaporization devices specifically created for use with medical cannabis and recreational marijuana. These devices are specifically created for use with extract oils and concentrates which are vaped, providing optimal results and the best experience for patients and recreational users. Vaporizers are far more convenient and discrete compared to traditional cannabis use methods. These units are compact, easy to carry and concealable. Modern cannabis vaporizers do not emit distinct and lingering odors that are affiliated with traditional marijuana use. We believe that portable vaporizers as the fastest growing delivery mechanism for marijuana. Our team is currently working with other market leaders within cannabis growth and extraction to innovate and further educate the marketplace on its advantages.

About VPR Brands LP

VPR Brands, LP (the “Company”) is a technology holding company, whose assets include issued U.S. and Chinese patents for atomization related products including technology for medical marijuana vaporizers and electronic cigarette products and components. The Company is also engaged in product development for the vapor or vaping market, including e-liquids. Electronic cigarettes (also known as ecigs or e-cigs) are electronic devices which deliver nicotine through atomization, or vaping of e-liquids and without smoke and other chemicals constituents typically found in traditional tobacco burning cigarette products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. This press release contains information relating to the Company that is based on the beliefs of the Company or its management, as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words “anticipate,” “estimate,” “expect,” “intend,” “plans,” “projects,”

and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of these uncertainties. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Contact:

Kevin Frija

Chief Executive Officer and Chief Financial Officer, VPR Brands, LP

305.830.2900

E-mail: info@vprbrands.com